Exhibit 99.1

Media Contact: Marissa Travaline 609.561.9000 ext. 4227 mtravaline@sjindustries.com Investor Contact: Dan Fidell 609.561.9000 ext. 7027 dfidell@sjindustries.com

FOR IMMEDIATE RELEASE

SJI Closes Sale of Marina Thermal Facility

FOLSOM, NJ, February 19, 2020 – SJI (NYSE: SJI) completed the previously announced sale of its Marina Thermal Facility to DTE Energy Services for $100 million, subject to certain adjustments for working capital, in cash. Consistent with SJI’s stated goal of maintaining a strong balance sheet, the company intends to use proceeds from the sale to repay debt.

Guggenheim Securities acted as financial advisor and Morgan, Lewis and Bockius, LLP acted as legal advisor to SJI.

About SJI
SJI (NYSE: SJI), an energy services holding company based in Folsom, NJ, delivers energy services to its customers through three primary subsidiaries. SJI Utilities, SJI’s regulated natural gas utility business, delivers safe, reliable, affordable natural gas to approximately 681,000 South Jersey Gas, Elizabethtown Gas and Elkton Gas customers in New Jersey and Maryland. SJI’s non-utility businesses within South Jersey Energy Solutions promote efficiency, clean technology and renewable energy by providing customized wholesale commodity marketing and fuel management services; and developing, owning and operating on-site energy production facilities. SJI Midstream houses the company’s interest in the PennEast Pipeline Project. Visit sjindustries.com for more information about SJI and its subsidiaries.